UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 27, 2011

Allied American Steel Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-143969	20-8600068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant, Suite 660 Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

(412) 223-2663
(Registrant’s telephone number, including area code)

Copy to:
Scott Rapfogel, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

FORWARD-LOOKING STATEMENTS		1

Item 1.01	Entry into a Material Definitive Agreement.	2

Business		3

Management's Discussion and Analysis of Financial Condition and Results of Operations		3

Properties		4

Security Ownership of Certain Beneficial Owners and Management		4

Directors and Executive Officers		5

Executive Compensation		7

Certain Relationships and Related Transactions, and Director Independence		7

Legal Proceedings		8

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters		8

Record Holders		8

Recent Sales of Unregistered Securities		9

Description of Securities		9

Indemnification of Directors and Officers		12

Financial Statements		13

Item 5.01.	Change in Control of Registrant.	13

Item 5.06.	Change in Shell Company Status.	13

Item 5.07.	Submission of Matters to a Vote of Security Holders.	14

Item 9.01	Financial Statements and Exhibits.	14

SIGNATURES		15

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this Current Report on Form 8-K constitute “forward-looking statements,” which are subject to certain risks and uncertainties. Words such as "expects,” "intends,” "plans,” "may,” "could,” "should,” "anticipates,” "likely,” "believes" and words of similar import also identify forward-looking statements.  Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.  There can be no assurance that the Quebec, Canada mineral claims (as discussed below) will be successfully acquired by the Company or that if acquired, that they will be successfully mined and developed. Actual results may differ materially from those currently anticipated due to a number of factors beyond our reasonable control, including, but not limited to, our ability to identify corporate acquisition and/or joint venture opportunities, to establish the technical and managerial infrastructure and to raise the required capital to take advantage of, and successfully participate in, any such opportunities, as well as future economic conditions, political stability and iron and steel prices.  Additional information on risks and other factors that may affect our business and financial results can be found in our filings with the U.S. Securities and Exchange Commission.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Allied American Steel Corp., a Nevada corporation.

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2011 we entered into an Assignment and Sale Agreement (the “Assignment Agreement”) with North American Iron Ore, Inc., a Nevis corporation (“North American”) and Canamara Energy Corporation, a British Columbia, Canada corporation (“Canamara”).  The Assignment Agreement provides us with the right to acquire up to a 60% undivided interest in certain mineral claims (the “Mineral Claims” or the “Property”) located in Lyonne Township, Roberval County in the Province of Quebec, as set forth in Schedule “A” of the Assignment Agreement, free and clear of all claims, liens, charges and encumbrances, save and except for those set forth in the Assignment Agreement, including a 2.5% royalty held by the underlying owner. The Mineral Claims presently represent 48 contiguous claims totaling approximately 2,741 hectares of iron and titanium dioxide resources. Several points of access currently exist for the Property and all infrastructure required for the development of a mine are located nearby. The property is within easy access of the St. Lawrence River.

Under the Assignment Agreement, we are the assignee of North American which had entered into an agreement with Canamara on May 7, 2010 under which North American had the option to acquire the Mineral Claims by making cash payment to Canamara or making expenditures on the Property as follows:

•	CDN $150,000 (for Canamara) on May 7, 2010;
•	CDN $250,000 (for Property expenditures) on or prior to November 7, 2010; and
•	CDN $1,750,000 (for Property expenditures) on or prior to May 7, 2012.

As of May 27, 2011 date of the Assignment Agreement, North American had paid Canamara and made expenditures with respect to the Mineral Claims in the aggregate amount of CDN $601,654 (approximately US$603,007 at the times of payment). In connection with the foregoing, expenditures means the sum of all monies spent in prospecting, exploring, geological, geophysical and geochemical surveying, sampling, examining, diamond and other types of drilling, developing, dewatering, assaying, testing, constructing, maintaining and operating roads, trails and bridges upon or across the Property, buildings, equipment, plant and supplies, salaries and wages (including fringe benefits) of employees and contractors directly engaged therein, insurance premiums, and all other expenses ordinarily incurred in prospecting, exploring and developing mining lands.

Under the Assignment Agreement we are required to issue to North American on or before June 8, 2011, 15,075,175 shares of our restricted common stock which have been valued, for the purpose of the Assignment Agreement, at a price of $0.04 per share or an aggregate of US$603,007.

To exercise the option assigned to us in the Assignment Agreement, we are required to incur expenditures on the Property in the amount of CDN $1,548,346 (approximately US$1,599,000 based on the conversion rate in effect as of June 1, 2011) on or before May 7, 2012. The Assignment Agreement represents the assignment and sale of an option only and although we intend to exercise the option, subject to receipt of required financing, we are under no obligation to North American or Canamara to do so. In addition to exercising the option on the Property, we also intend to look at other ventures involving the discovery and production of iron ore resources and the titanium dioxide resources often associated with iron deposits.

During the option period, we are required to maintain the Property in good standing by the doing and filing of applicable assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges except those at the time contested in good faith by us.

During the term of the Assignment Agreement, we, together with our agents and independent contractors, have the sole and exclusive right to enter the Property, do such prospecting, exploration, development and/or other mining work thereon as we deem advisable, bring upon and erect upon the Property such buildings, plant, machinery, tools, appliances and/or equipment as we deem advisable and remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purpose of obtaining assays or making other tests.

The option terminates if we fail to make required expenditures on the Property when due or if we voluntarily terminate the option. In addition, Canamara may terminate the option if we are in breach of any of our representations and warranties. In such event, Canamara must first provide us with a notice of default following which we will have 30 days to cure.

Our interest in the Mineral Claims consists of our contractual right to acquire an interest in the Mineral Claims and does not consist of a business (as defined in Section 11-01(d) of Regulation S-X).

Business

We incorporate herein by reference the information set forth in Item 1 “BUSINESS” of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on April 15, 2011.

We incorporate herein by reference the information set forth in Item 1.01 “ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT”, Item 5.03 “AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR”  and Item 8.01 “OTHER EVENTS” of our Current Report on Form 8-K, filed with the SEC on May 10, 2011.

We incorporate herein by reference the information set forth in Item 8.01 “OTHER EVENTS” of our Current Report on Form 8-K filed with the SEC or May 16, 2011.

We incorporate herein by reference the information set forth in Item 8.01 “OTHER EVENTS” of our current report on Form 8-K filed with the SEC or June 2, 2011.

Management's Discussion and Analysis of Financial Condition and Results of Operations

We incorporate herein by reference the information set forth in Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of our Annual Report on Form 10-K, for the year ended December 31, 2010 filed with the SEC on April 15, 2011.

We incorporate herein by reference the information set forth in Item 2 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 23, 2011.

Properties

We do not own any property.  We have an option to acquire certain mineral rights as described above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of June 3, 2011 by: each person or entity known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.  Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.

Title of Class: Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Jes Black 600 Grant, Suite 660 Pittsburgh, PA 15219	4,000,000	3.97%

All directors and executive officers as a group (1 person)	4,000,000	3.97%

Ana Yakoleva 4th Lesnoy Perevkok 4 12507 Moscow, Russian Federation	41,400,000	41.13%

Brown Brothers Harriman & Co.(3) 140 Broadway New York, NY 10005	29,947,500	29.75%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)

West Force Exploration, Inc. Trust Company Complex Ajeltake Road Ajeltake Island, Majuro Marshall Islands 96960	10,012,500		9.95%

North American Iron Ore, Inc. Level 5, City Central Tower 2 121 King William Street Adelaide, Australia	15,341,739	(4)	15.22%

1
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 3, 2011, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

2	Percentages are based upon 100,658,467 shares of Common Stock issued and outstanding as of June 3, 2011.

3
Brown Brothers Harriman & Co is the record owner of the shares indicated but not the beneficial owner. We do not presently know the names of the beneficial owners of these shares or whether any of such beneficial owners own 5% or more of our common stock.

4	Includes the 15,075,175 shares issuable under the Assignment Agreement and 133, 282 shares underlying presently exercisable warrants.

Securities Authorized for Issuance Under Equity Compensation Plans

As of June 3, 2011 we have not adopted any equity compensation plans.

Directors and Executive Officers

Below are the names and certain information regarding the Company’s current executive officers and directors:

Name	Age	Title	Date First Appointed
Jes Black	35	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director	March 1, 2011

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

Jes Black has years of experience as a director of numerous early-stage companies since 2006, where he helped raise over $15 million in new project finance, and was recently published by Aspatore Books for his contribution to “Venture Capital Exit Strategies.”  From 2001 to 2004, Mr. Black developed a strong education in finance and securities while working as a Senior Currency Strategist for MG Financial Group, where he analyzed global currency markets for London operations in New York and was quoted extensively by the Wall Street Journal, Barrons, Financial Times and Reuters.   From 2004 to 2007, Mr. Black gained significant management experience serving as the Managing Director of an alternative asset management company, BF Capital, where he managed foreign exchange (currency) positions for individual and corporate accounts. In 2008, after closing the alternative asset management company, Mr. Black’s exit audit was referred to the Business Conduct Committee of the National Futures Association (NFA) for certain omissions relating to compliance standards enforced by the NFA, a self-regulatory body. Mr. Black did not intend to reestablish the company and settled with the NFA by agreeing to not apply for reinstatement for a period of 30 months. Mr. Black was appointed as the Company’s sole officer and director due to his extensive experience as a manager and former director as well as in-depth knowledge of business and finance.

Board Committees

We have not yet established any committees of our Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given that we presently have one director, it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.” Our sole director, Jes Black, is not independent.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our chief executive officer and chief financial officer. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our President at 600 Grant, Suite 660, Pittsburgh, PA 15219.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2010, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2010, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2010, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Executive Compensation

We incorporate herein by reference the information set forth in Item 11 “EXECUTIVE COMPENSATION” of our Annual Report on Form 10-K, filed with the SEC on April 15, 2011.

Effective April 1, 2011, we increased Jes Black’s base annual salary from $84,000 to $91,000.

Certain Relationships and Related Transactions, and Director Independence

We incorporate herein by reference the information set forth in PART III, Item 13 “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on April 15, 2011.

Legal Proceedings

We incorporate herein by reference the information set forth in Part II, Item 1 “LEGAL PROCEEDINGS” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 23, 2011.

Other than the foregoing, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since February 13, 2009 and is currently quoted under the symbol “AAST.OB.” From October 11, 2010 until May 16, 2011 our common stock was quoted under the symbol “RUHC.OB.” Prior to October 11, 2010 we were quoted on the OTC Bulletin Board under the symbol “ZINN.OB.” Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

As of December 31, 2010, our common stock had not begun trading on the OTCBB. Subsequent to December 31, 2010 our common stock has been minimally traded. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated as reported by FINRA Composite Feed or other qualified quotation medium. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not represent actual transactions.

	Closing Bid
Period	High		Low
Jan. 3, 2011 thru March 31, 2011	0.014	*	0.01	*

April 1, 2011 thru June 1, 2011	0.083	*	0.014	*

*	Prices give retroactive effect to an 18:1 forward stock split paid on June 1, 2011 to stockholders of record at the close of business on May 16, 2011.

Record Holders

As of June 3, 2011, an aggregate of 100,658,467 shares of our common stock were deemed to be issued and outstanding. On June 3, 2011, there were 6 holders of record of shares of our common stock.

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Recent Sales of Unregistered Securities

Effective March 1, 2011 we issued 72,000,000 shares of our common stock to Jes Black. The share amount indicated gives retroactive effect to our May 2011 18:1 forward stock split in the form of a dividend.

On June 1, 2011 we sold 133,282 units to a single subscriber at a purchase price of $0.75 per unit or an aggregate of $99,961.50. Each unit consists of one share of common stock and one common stock purchase warrant exercisable for a period of three years from issuance for the purchase of one share of common stock at a price of $0.90 per share.

In connection with the May 27, 2011 Assignment Agreement, we sold 15,075,175 shares of our common stock to one person.

Each of the foregoing sales was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Forward Stock Split

On June 1, 2011 we issued 144,925,000 shares of our common stock to our shareholders of record as of the close of business on May 16, 2011 in connection with an 18:1 forward stock split in the form of a dividend. All share amounts referenced in this Current Report give retroactive effect to the stock split.

Description of Securities

Authorized Capital Stock

Our Articles of Incorporation, as amended, provide for the issuance of 950,000,000 shares of capital stock, of which 900,000,000 are shares of common stock, par value $0.001 per share, and 50,000,000 are blank check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

As of the date of this Current Report, there were issued and outstanding:

•	100,658,467 shares of our common stock;

•	0 shares of our preferred stock; and

•	133,282 common stock purchase warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.  Each outstanding share of our common stock is duly authorized, fully paid and non-assessable.

Preferred Stock

Under the terms of our Articles of Incorporation, as amended, our board of directors has authority, without any vote or action of our stockholders, to issue up to 50,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

As of the date of this Current Report, we have not issued any options for the purchase of our securities.

Warrants

As of the date of this Current Report, we have 133,282 common stock purchase warrants issued and outstanding, each exercisable for the purchase of one share of our common stock at a price of $0.90 per share at any time through May 31, 2014.

Forward Stock Split

In May 2011, we effected an 18:1 forward stock split in the form of a dividend, pursuant to which each share of our common stock then outstanding was converted into 18 shares of our common stock. In connection with the stock split, on June 1, 2011 shareholders of record as of the close of business on May 16, 2011 were sent 17 additional shares for each share held by them. All share amounts referenced in this Current Report give retroactive effect to the stock split.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have 6 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more.  The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others.  If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is:  (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer.  The transfer agent’s address is 100 Second Avenue South, Suite 705S, St. Petersburg, FL 37701, and its telephone number is (727) 289-0100.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that we shall indemnify our officers, directors and certain representatives to the fullest extent legally permissible under Nevada Law.

Our By-Laws provide that, subject to Nevada Law, we shall indemnify any director, officer, employee or agent of ours, or any person serving in any such capacity of any other entity or enterprise at our request against any and all legal expenses, (including attorneys’ fees), claims, and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of our corporation. We are not required to indemnify any person however, unless such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, where there was no reasonable cause to believe the conduct was unlawful. Further, we shall not indemnify any person adjudged to be liable for negligence or misconduct in the performance of a duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions. Our Board of Directors may also adopt resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor repeal of these indemnification provisions, nor the adoption of any amendments to our Articles of Incorporation or By-Laws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements

We incorporate herein by reference the information set forth in Item 15 “FINANCIAL STATEMENTS” of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on April 15, 2011.

We incorporate herein by reference the information set forth in Item 1 “FINANCIAL STATEMENTS” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 23, 2011.

Item 5.01.	Change in Control of Registrant.

Pursuant to a February 1, 2011 Share Purchase Agreement, Shawn Wright sold 180,000,000 shares of our common stock to Ana Yakoleva. On March 25, 2011 Ms. Yakoleva cancelled 138,600,000 of these shares.

Pursuant to a March 1, 2011 Employment Agreement, we issued 72,000,000 shares of our common stock to Jes Black. On June 1, 2011 Mr. Black cancelled 68,000,000 of these shares.

The information set forth in Item 1.01 under the caption “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” is incorporated into this Item 5.01 by reference.

Item 5.06.	Change in Shell Company Status.

Prior to entering into the May 27, 2011 Assignment and Sale Agreement, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  We believe that as a result of such Assignment and Sale Agreement we have ceased to be a shell company.

The information set forth above under Item 1.01 is incorporated into this Item 5.06 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Not applicable.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(d)  Exhibits

Exhibit Number	Description	Filed
2.1	Articles of Merger as filed with the Nevada Secretary of State on April 28, 2011*	Filed with the SEC on May 13,2011 as part of our Current Report on Form 8-K.
2.2	Agreement and Plan of Merger, dated April 28, 2011, by and between Registrant and Allied American Steel Corp.*	Filed with the SEC on May 13,2011 as part of our Current Report on Form 8-K.
3.1	Articles of Incorporation*	Filed with the SEC on June 22, 2007 as part of our Registration Statement on Form SB-2.
3.2	Bylaws*	Filed with the SEC on June 22, 2007 as part of our Registration Statement on Form SB-2.
10.1	Employment Agreement with Jes Black effective as of March 1, 2011*	Filed with the SEC on March 31, 2011 as part of our Form 8k filing.
10.2	Yakoleva Share Cancelation Agreement dated March 25, 2011*	Filed with the SEC on April 15, 2011 as part of our December 31, 2010 Form 10-K filing.
10.3	Assignment and Sale Agreement dated May 27, 2011 among Registrant, North American Iron Ore, Inc. and Canamara Energy Corporation	Filed herewith.
10.4	Black Share Cancellation Agreement dated June 1, 2011	Filed herewith.
14.	Code of Ethics*	Filed with the SEC on March 19, 2009 as part of our Annual Report on Form 10-K.
21.	List of Subsidiaries	Filed herewith.

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied American Steel Corp.

Date: June 3, 2011	By:	/s/ Jes Black
Jes Black, President